FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, August 1, 2005	Rich Sheffer (952) 887-3753

DONALDSON COMPANY INCREASES DIVIDEND 33 PERCENT;
ANNOUNCES PLAN TO REPATRIATE $80 MILLION IN FOREIGN EARNINGS

Dividend policy range broadened to pay out 20-30 percent of average of prior three years’ earnings; tax cost of
$5.6 million from repatriation plan to be recognized in fourth quarter

        MINNEAPOLIS, MN – August 1, 2005 – Donaldson Company, Inc. (NYSE: DCI), announced today that the company’s Board of Directors approved the broadening of its dividend policy to pay out 20-30 percent of the average prior three years’ earnings, compared to the prior policy payout of 20-25 percent of the average prior three years’ earnings. The board then declared a regular cash dividend of 8 cents per share, payable September 9, 2005, to shareholders of record as of August 19, 2005, an increase of 33 percent from the prior payout of 6 cents per share. As of June 30, 2005, there were approximately 82,900,000 shares outstanding. The current declaration is the 200th consecutive quarterly cash dividend paid by Donaldson, a time span of 50 years.

        The board also approved a plan to repatriate $80 million of foreign earnings in fiscal 2006 and reinvest those earnings in the United States, pursuant to the American Jobs Creation Act of 2004. In connection with this repatriation plan, the company expects to record a tax charge of $5.6 million ($.06 per share) in the fourth quarter of fiscal 2005. It is possible the company may repatriate additional foreign earnings in fiscal 2006, depending on cash availability and alternative uses.

About Donaldson Company

        Donaldson is a leading worldwide provider of filtration systems and replacement parts. Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and diesel engine markets including in-plant air cleaning, compressed air and gas purification, power generation, disk drive filtration, off-road equipment and trucks. Our 10,000 employees contribute to the company’s success at over 30 manufacturing locations around the world. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the NYSE under the symbol DCI. Additional company information is available at www.donaldson.com.

Donaldson’s Safe Harbor Statement

        The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company’s current views with respect to future events and financial performance but involve uncertainties that could significantly impact results. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “outlook,” “plan,” “promises,” “project,” “should,” “will be” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Act.

The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: currency fluctuations, commodity prices, world economic factors, political factors, the company’s substantial international operations, including production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand, cancellations of orders, litigation, integration of acquisitions, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see the company’s 2004 Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company’s views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.

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